Exhibit 31.2

CERTIFICATE OF THE PRINCIPAL FINANCIAL OFFICER

I, Peter S. Lawrence, certify that:

1.               I have reviewed this Amendment No. 1 to Quarterly Report on Form 10-Q/A of ArQule, Inc.;

2.               Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: January 14, 2011

/s/ PETER S. LAWRENCE
Peter S. Lawrence
President and Chief Operating Officer
(Principal Financial Officer)